UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

The Dixie Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE DIXIE GROUP, INC.

104 Nowlin Lane, Suite 101

Chattanooga, Tennessee 37421

(423) 510-7000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Dixie Group, Inc.:

The Annual Meeting of Shareholders of The Dixie Group, Inc. will be held at the Marriott Grand Hotel, Point Clear, Alabama, on April 28, 2009, at 8:00 a.m., Central Time, for the following purposes:

1.	To set the number of directors at six and to elect six individuals to the Board of Directors for a term of one year each;

2.	To ratify appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2009; and

3.	Such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

Only shareholders of record of the Common Stock and Class B Common Stock at the close of business on February 20, 2009, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

By Order of the Board of Directors

Daniel K. Frierson

Chairman of the Board

Chattanooga, Tennessee

Dated: March 10, 2009

PLEASE READ THE ATTACHED MATERIAL CAREFULLY AND COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK AND CLASS B COMMON STOCK WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

THE DIXIE GROUP, INC.

104 Nowlin Lane, Suite 101

Chattanooga, Tennessee 37421

(423) 510-7000

ANNUAL MEETING OF SHAREHOLDERS

April 28, 2009

PROXY STATEMENT

INTRODUCTION

The enclosed Proxy is solicited on behalf of the Board of Directors of the Company for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed Proxy will be mailed on or about March 10, 2009, to shareholders of record of the Company’s Common Stock and Class B Common Stock as of the close of business on February 20, 2009.

At the Annual Meeting, holders of the Company’s Common Stock, $3.00 par value per share (“Common Stock”), and Class B Common Stock, $3.00 par value per share (“Class B Common Stock”), will be asked to: (i) set the number of directors at six and elect six individuals to the Board of Directors for a term of one year each, (ii) ratify the appointment of Ernst & Young LLP to serve as independent registered public accountants of the company for 2009, and (iii) transact any other business that may properly come before the meeting.

The Board of Directors recommends that the Company’s shareholders vote (i) FOR setting the number of directors at six (6) and electing the six (6) nominees for director; and (ii) FOR ratifying the appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2009.

RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

The Board has fixed the close of business on February 20, 2009, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote, and each outstanding share of Class B Common Stock is entitled to 20 votes, exercisable in person or by properly executed Proxy, on each matter brought before the Annual Meeting. Cumulative voting is not permitted. As of February 20, 2009, 11,743,328 shares of Common Stock, representing 11,743,328 votes, were held of record by approximately 2,850 shareholders (including an estimated 2,350 shareholders whose shares are held in nominee names, but excluding 660 participants in the Company’s 401(k) Plan who may direct the voting of shares allocated to their accounts), and 862,915 shares of Class B Common Stock, representing 17,258,300 votes, were held by 15 individual shareholders, together representing an aggregate of 29,001,628 votes.

Shares represented at the Annual Meeting by properly executed Proxy will be voted in accordance with the instructions indicated therein unless such Proxy has previously been revoked. If no instructions are indicated, such shares will be voted (i) FOR setting the number of directors at six (6) and electing the six (6) nominees for director; and (ii) FOR ratifying the appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2009.

Any Proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the Proxy, by submitting a later-dated, properly executed Proxy, or by revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to The Dixie Group, Inc., P.O. Box 25107, Chattanooga, Tennessee 37422-5107, Attention: Starr T. Klein, Secretary.

The persons designated as proxies were selected by the Board of Directors and are Daniel K. Frierson, J. Don Brock and John W. Murrey, III. The cost of solicitation of Proxies will be borne by the Company.

The presence, in person or by Proxy, of the holders of a majority of the aggregate outstanding vote of Common Stock and Class B Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In accordance with Tennessee law, Directors are elected by the affirmative vote of a plurality of the votes cast that are represented in person or by Proxy at the Annual Meeting.

Ratification of the appointment of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2009 will be approved if the votes properly cast favoring ratification exceed the votes cast opposing ratification.

Shares covered by abstentions and broker non-votes, while counted for purposes of determining the presence of a quorum at the Annual Meeting, are not considered to be affirmative or negative votes. Therefore, abstentions and broker non-votes will have no effect upon the election of a nominee for director, so long as such nominee receives any affirmative votes. For purposes of ratification of the appointment of Ernst & Young LLP, as independent registered public accountants, abstentions and broker non-votes will not be considered negative votes.

A copy of the Company’s Annual Report for the year ended December 27, 2008, is enclosed herewith.

The Board is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, Proxies representing shares of Common Stock and Class B Common Stock will be voted in accordance with the best judgment of the proxyholders.

PRINCIPAL SHAREHOLDERS

Shareholders of record at the close of business on February 20, 2009, the Record Date, will be entitled to notice of and to vote at the Annual Meeting.

The following is information regarding beneficial owners of more than 5% of the Company’s Common Stock or Class B Common Stock. Beneficial ownership information is also presented for (i) the executive officers named in the Summary Compensation Table; (ii) all directors and nominees; and (iii) all directors and executive officers as a group as of February 20, 2009 (except as otherwise noted).

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)(2)	% of Class(1)
Daniel K. Frierson 111 East and West Road Lookout Mountain, TN 37350	Common Stock Class B Common Stock	878,040(3) 767,778(3)(4)	6.99% 88.97%

Paul K. Frierson 141 Brow Lake Road Lookout Mountain, GA 30750	Common Stock Class B Common Stock	165,985(5) 111,130(5)	1.40% 12.88%

Van Den Berg Management 805 Las Cimas Parkway Suite 430 Austin, TX 78746	Common Stock Class B Common Stock	1,443,413(6) —	12.29% —

T. Rowe Price Associates, Inc. & T. Rowe Price Small-Cap Value Fund, Inc. 100 E. Pratt Street Baltimore, MD 21202	Common Stock Class B Common Stock	1,205,700(8) —	10.27% —

RGM Capital, LLC Robert G. Moses 6621 Willow Park Drive, Ste. 1 Naples, FL 34102	Common Stock Class B Common Stock	1,127,693(7) —	9.60% —

Dimensional Fund Advisors, L.P. 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	Common Stock Class B Common Stock	1,024,803(9) —	8.73% —

Royce & Associates LLC 1414 Avenue of the Americas New York, NY 10019	Common Stock Class B Common Stock	882,291(11) —	7.51% —

Wells Fargo & Company, on behalf of the following subsidiaries:

Wells Fargo Bank, National Association

Evergreen Investment Management
Company, LLC

Wachovia Bank, National Association

Wachovia Capital Markets, LLC

	Common Stock Class B Common Stock	845,609(12) —	7.20% —

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)(2)	% of Class(1)
DUMAC, LLC 406 Blackwell Street, Ste. 300 Durham, NC 27701	Common Stock Class B Common Stock	816,584(10)	6.95%

Robert E. Shaw 115 West King Street P.O. Box 1005 Dalton, GA 30722-1005	Common Stock Class B Common Stock	734,495(13) —	6.25% —

Additional Directors And Executive Officers	Title of Class	Number of Shares Beneficially Owned(1)	% of Class(1)

J. Don Brock	Common Stock Class B Common Stock	50,058(14) —	* —

Paul B. Comiskey	Common Stock Class B Common Stock	36,034(15) —	* —

Kenneth L. Dempsey	Common Stock Class B Common Stock	97,826(16) —	* —

Gary A. Harmon	Common Stock Class B Common Stock	108,833(17) —	* —

Walter W. Hubbard	Common Stock Class B Common Stock	11,748(18) —	* —

Lowry F. Kline	Common Stock Class B Common Stock	29,048(19) —	* —

Craig S. Lapeere	Common Stock Class B Common Stock	87,839(20) —	* —

John W. Murrey, III	Common Stock Class B Common Stock	31,258(21) —	* —

David E. Polley	Common Stock Class B Common Stock	163,226(22) —	* —

All Directors and Executive Officers as a Group (17 Persons)**	Common Stock Class B Common Stock	1,924,599(23) 861,847(24)	14.69% 99.88%

*	Percentage of shares beneficially owned does not exceed 1% of the Class.
**	The total vote of Common Stock and Class B Common Stock represented by the shares held by all directors and executive officers as a group is 18,947,411 votes or 65.33% of the total vote.

(1)

Under the rules of the Securities and Exchange Commission and for the purposes of these disclosures, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. The Class B Common Stock is convertible on a share-for-share basis into shares of Common Stock, and accordingly, outstanding shares of such stock are treated as having been converted to shares of Common Stock for purposes of determining both the number and percentage of class of Common Stock for persons set forth in the table who hold such shares.

(2)

Does not include 379,170 shares of Common Stock owned by The Dixie Group, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) for which Daniel K. Frierson and Paul K. Frierson are fiduciaries and for which T. Rowe Price Trust Company serves as Trustee. Participants in the 401(k) Plan may direct the voting of all shares of Common Stock held in their accounts, and the Trustee must vote all shares of Common Stock held in the 401(k) Plan in the ratio reflected by such direction. Participants may also direct the disposition of such shares. Accordingly, for purposes of these disclosures, shares held for participants in the 401(k) Plan are reported as beneficially owned by the participants.

(3)	Mr. Daniel K. Frierson’s beneficial ownership of Common Stock and Class B Common Stock may be summarized as follows:

	Common Stock		Class B Common Stock
Held outright	—		336,485	(a)
Held by his wife	—		94,879	(c)
Held by his children, their spouses and grandchildren	54,475	(b)	127,271	(d)
Unvested restricted stock	5,975	(a)	169,536	(b)
Options to acquire Common Stock, exercisable within 60 days	190,577	(a)	—
Shares held in his Individual Retirement Account	3,567	(a)	—
Held as trustee of Rowena K. Frierson Charitable Remainder Unitrust	—		5,486	(a)
Held as trustee of trust for benefit of Daniel K. Frierson			17,060	(a)
Held by trusts for the benefit of Daniel K. Frierson’s brother	—		17,061	(d)
Deemed conversion of Daniel K. Frierson’s Class B Common Stock	623,446		—

	878,040		767,778	(4)

a.	Sole voting and investment power

b.	Shared voting and investment power

c.	Sole voting and shared investment power

d.	Sole voting and no investment power

(4)

The 767,778 includes: (A) 750,717 shares of Class B Common Stock held subject to a Shareholder’s Agreement among Daniel K. Frierson, his wife, and their five children, pursuant to which Daniel K. Frierson has been granted a proxy which expires October 11, 2015 to vote such shares, and (B) 17,061 shares of Class B Common Stock held by trusts for the benefit of his brother and his brother’s family, as to which Mr. Frierson has sole voting and no investment power.

(5)	Mr. Paul K. Frierson’s beneficial ownership of Common Stock and Class B Common Stock may be summarized as follows:

	Common Stock		Class B Common Stock
Held outright	33,453	(a)	94,069	(a)
Held by his wife	6,080	(c)	—
Option to acquire Common Stock, exercisable within 60 days	4,000	(a)	—
Shares held in his Individual Retirement Account	1,936	(a)	—
Held as Trustee	—		17,061	(b)
Performance Units convertible into shares of Common Stock	3,900	(a)	—
Held by trust for benefit of Paul K. Frierson	5,486	(b)	—
Deemed conversion of his Class B Common Stock	111,130		—

	165,985		111,130

a.	Sole voting and investment power

b.	Shared voting and investment power

c.	Sole voting and shared investment power

(6)

Van Den Berg Management has reported beneficial ownership of 1,443,413 shares of Common Stock, including 7,100 shares for which it has sole voting and investment power and 1,436,313 shares for which it has shared voting and dispositive power. The reported information is based upon the Schedule 13G/A filed by Van Den Berg Management with the Securities and Exchange Commission on December 31, 2008.

(7)

RGM Capital, LLC, Robert G. Moses, and DUMAC, LLC have jointly reported beneficial ownership of 1,127,693 shares of Common Stock, with respect to RGM Capital, LLC and Robert G. Moses, and 816,584 shares of Common Stock with respect to DUMAC, LLC. RGM and Robert G. Moses report shared voting and shared dispositive power with respect to 1,127,693 shares, and DUMAC reports shared voting and shared dispositive power with respect to the 816,584 shares of Common Stock. The reported information is based upon the Schedule 13D/A filed by them with the Securities and Exchange Commission on December 29, 2008.

(8)

T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. have reported beneficial ownership of 1,205,700 shares of Common Stock. T. Rowe Price Associates, Inc. reports having sole dispositive power for all 1,205,700 shares and sole voting power for 255,700 of such shares, while T. Rowe Price Small-Cap Value Fund, Inc. reports sole voting power for the remaining 950,000 shares. The reported information is based upon the Schedule 13G/A filed jointly by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. with the Securities and Exchange Commission on February 13, 2008.

(9)

Dimensional Fund Advisors, L.P. has reported beneficial ownership of an aggregate of 1,024,803 shares of Common Stock, as follows: 1,023,103 shares of Common Stock, for which it has sole voting power, and 1,024,803 shares of Common Stock for which it has sole dispositive power. The reported information is based upon the Schedule 13G/A filed by Dimensional Fund Advisors, L.P. with the Securities and Exchange Commission on February 9, 2008.

(10)

As noted above, DUMAC, LLC has reported beneficial ownership of 816,584 shares of Common Stock, for which it has shared dispositive and shared voting power. The reported information is based upon the Schedule 13D/A filed by it with the Securities Exchange Commission on December 29, 2008.

(11)

Royce & Associates LLC has reported beneficial ownership of 882,291 shares of Common Stock for which it has sole dispositive power and sole voting power. The reported information is based upon the Schedule 13G filed by Royce & Associates LLC with the Securities and Exchange Commission on January 23, 2009.

(12)

Wells Fargo & Company has reported the beneficial ownership of an aggregate of 845,609 shares of Common Stock, on behalf of the following subsidiaries: Wells Fargo Bank, National Association; Evergreen Investment Management Company, LLC; Wachovia Bank, National Association; and Wachovia Capital Markets. It has reported sole power to vote 845,609 and sole power to dispose of 789,608 of such shares. The reported information is based on a Form 13D/G filed on January 22, 2009.

(13)

Robert E. Shaw has reported the beneficial ownership of 734,495 shares of Common Stock for which he has sole voting and sole dispositive power. The reported information is based upon the 13G filed by Mr. Shaw with the Securities and Exchange Commission on February 16, 2009

(14)	Mr. Brock’s beneficial ownership may be summarized as follows:

Common Stock, held outright	22,500
Options to acquire Common Stock, exercisable within 60 days	9,500
Performance Units, convertible into shares of Common Stock on retirement as a director	18,058

Total	50,058

(15)	Mr. Comiskey’s beneficial ownership may be summarized as follows:

Common Stock, held outright	8,000
Unvested Restricted Stock	28,034

Total	36,034

(16)	Mr. Dempsey’s beneficial ownership may be summarized as follows:

Common Stock, held outright	3,161
Options to acquire Common Stock, exercisable within 60 days	66,057
Held in 401(k) Plan	3,867
Unvested Restricted Stock	24,741

Total	97,826

(17)	Mr. Harmon’s beneficial ownership may be summarized as follows:

Common Stock, held outright	37,171
Options to acquire Common Stock, exercisable within 60 days	47,200
Held in 401(k) Plan	3,136
Unvested Restricted Stock	21,326

Total	108,833

(18)	Mr. Hubbard’s beneficial ownership may be summarized as follows:

Options to acquire Common Stock, exercisable within 60 days	8,000
Performance Units, convertible into Common Stock on retirement as a director	3,748

Total	11,748

(19)	Mr. Kline’s beneficial ownership may be summarized as follows:

Common Stock, held outright	7,000
Options to acquire Common Stock, exercisable within 60 days	17,000
Performance Units, convertible into shares of Common Stock on retirement as a director	5,048

Total	29,048

(20)	Mr. Lapeere’s beneficial ownership may be summarized as follows:

Common Stock, held outright	1,954
Options to acquire Common Stock, exercisable within 60 days	53,250
Unvested Restricted Stock	32,635

Total	87,839

(21)	Mr. Murrey’s beneficial ownership may be summarized as follows:

Common Stock, held outright	3,200
Options to acquire Common Stock, exercisable within 60 days	9,500
Performance Units, convertible into Common Stock on retirement as a director	18,058
Held by wife	500

Total	31,258

(22)	Mr. Polley’s beneficial ownership may be summarized as follows:

Common Stock, held outright	66,842
Options to acquire Common Stock, exercisable within 60 days	73,350
Unvested Restricted Stock	23,034

Total	163,226

(23)

Includes: (i) 231,861 shares of Common Stock owned directly by individuals in this group; (ii) options, which are either immediately exercisable, or exercisable within 60 days of the Record Date to purchase 624,541 shares of Common Stock; (iii) 48,812 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company’s non-employee directors; (iv) 61,055 shares of Common Stock owned by immediate family members of certain members of this group; (v) 17,910 shares of Common Stock allocated to accounts in the 401(k) Plan of members of this group; (vi) 5,486 shares held in trust for the benefit of persons in the group; (vii) 200,358 unvested restricted shares of Common Stock held by individuals in this group, which shares may be voted by such individuals; and (viii) 734,576 shares of Class B Common Stock held by individuals in this group, convertible on a share for share basis into shares of Common Stock.

(24)

Includes: (i) 750,717 shares of Class B Common Stock held subject to the Shareholder Agreement described in Note (4) above; (ii) 94,069 shares of Class B Common Stock held by Paul K. Frierson as described in Note (6) above; and (iii) 17,061 shares of Class B Common Stock held in a trust as described in Note (4), above

PROPOSAL 1

ELECTION OF DIRECTORS

Information About Nominees for Director

Pursuant to the Company’s Bylaws, all Directors are elected to serve a one year term, or until their successors are elected and qualified. The Board of Directors is permitted to appoint directors to fill the unexpired terms of directors who resign.

The names of the nominees for election to the Board, their ages, their principal occupation or employment (which has continued for at least the past five years unless otherwise noted), directorships held by them in other publicly-held corporations or investment companies, the dates they first became directors of the Company, and certain other relevant information with respect to such nominees are as follows:

J. Don Brock, Ph. D., age 70, is the Chairman of the Board, Chief Executive Officer and President of Astec Industries, Inc., a manufacturer of asphalt and paving equipment headquartered in Chattanooga, Tennessee. He has been a director of the Company since 1997. Dr. Brock is a member of the Company’s Audit Committee and a member of the Company’s Executive Committee.

Daniel K. Frierson, age 67, is Chairman of the Board of the Company, a position he has held since 1987. He also has been Chief Executive Officer of the Company since 1980 and a director of the Company since 1973. Mr. Frierson serves as a director of Astec Industries, Inc., a manufacturer of asphalt and paving equipment headquartered in Chattanooga, Tennessee; and Louisiana-Pacific Corporation, a manufacturer and distributor of building materials headquartered in Nashville, Tennessee. Mr. Frierson is Chairman of the Company’s Executive Committee and Chairman of the Company’s Retirement Plans Committee.

Paul K. Frierson, age 71, served as Vice President of the Company and President of the Company’s Candlewick Yarns subsidiary from 1989 to 2003. He has been a director of the Company since 1988. Mr. Frierson is a member of the Company’s Retirement Plans Committee.

Walter W. Hubbard, age 65, served as President and CEO of Honeywell Nylon, Inc., a wholly-owned subsidiary of Honeywell International, a manufacturer of nylon products from 2003 until his retirement in 2005. Prior to becoming President of Honeywell Nylon, Mr. Hubbard served as Group Vice President, Fiber Products of BASF Corporation from 1994 until 2003. He has been a director of the Company since 2005. Mr. Hubbard is a member of the Company’s Audit Committee and Compensation Committee.

Lowry F. Kline, age 68, has served as a director of Coca-Cola Enterprises, Inc. since April 2000, serving as Chairman from April 2003 until April, 2008, and as Vice Chairman from April 2000 to April 2003. Mr. Kline served as Chief Executive Officer of Coca-Cola Enterprises, Inc. from April 2001 to December 2003, and from November 2005 to April 2006. Prior to becoming Chief Executive Officer for Coca-Cola Enterprises, Inc., he held a number of positions with such company, including Chief Administrative Officer, Executive Vice President and General Counsel. Mr. Kline is a member of the Board of Directors of Jackson Furniture Industries, Inc., headquartered in Cleveland, Tennessee, and McKee Foods Corporation, headquartered in Collegedale, Tennessee, and is a member of the Executive Committee of the Metro Atlanta Chamber of Commerce. He is also a member of the Board of Trustees of the Woodruff Arts Center. He has been a director of the Company since

2004. Mr. Kline is Chairman of the Compensation Committee and a member of the Audit Committee and the Executive Committee.

John W. Murrey, III, age 66, is an Assistant Professor of Law at the Appalachian School of Law. He previously served as a Senior Member of the law firm of Witt, Gaither & Whitaker, P.C. in Chattanooga, Tennessee until June 30, 2001. He has been a director of the Company since 1997. Mr. Murrey has served as a director of Coca-Cola Bottling Co. Consolidated, a Coca-Cola bottler headquartered in Charlotte, North Carolina since 1993 and has served on its Audit Committee. He also served as a director of U.S. Xpress Enterprises, Inc., a truckload carrier headquartered in Chattanooga, Tennessee, from 2003 until 2007, and was Chairman of its Audit Committee. Mr. Murrey is Chairman of the Company’s Audit Committee and a member of the Company’s Compensation Committee.

Daniel K. Frierson and Paul K. Frierson are brothers. D. Kennedy Frierson, Jr., the Company’s Vice President and President, Masland Residential, is the son of Daniel K. Frierson and the nephew of Paul K. Frierson. No other director, nominee, or executive officer of the Company has any family relationship, not more remote than first cousin, to any other director, nominee, or executive officer.

The Board of Directors recommends that the Company’s shareholders vote FOR setting the number of directors at six (6) and electing the six (6) nominees for director.

Meetings of the Board of Directors

The Board of Directors of the Company met seven (7) times in 2008.

Committees, Attendance, and Directors’ Fees

The Company has a standing Executive Committee, Audit Committee, Retirement Plans Committee, and Compensation Committee. As described in detail below, pursuant to provisions in their respective charters, the Company’s Audit Committee performs the functions of a nominating committee, and the Company’s Compensation Committee performs the functions of a corporate governance committee.

Members of the Executive Committee are Daniel K. Frierson, Chairman, J. Don Brock and Lowry F. Kline. Except as otherwise limited by law or by resolution of the Board of Directors, the Committee has and may exercise all of the powers and authority of the Board of Directors for the management of the business and affairs of the Company, which power the Committee exercises between the meetings of the full Board of Directors. The Executive Committee met once in 2008.

Members of the Audit Committee are John W. Murrey, III, Chairman, J. Don Brock, Walter W. Hubbard, and Lowry F. Kline. All of the members of the Audit Committee are “independent directors” as that term is defined by the applicable rule of the National Association of Securities Dealers, Inc. (“NASD”). The Audit Committee evaluates audit performance, handles relations with the Company’s independent auditors, and evaluates policies and procedures relating to internal accounting functions and controls. The Committee has the authority to engage the independent accountants for the Company. The Audit Committee operates pursuant to an Audit Committee Charter adopted by the Board of Directors. The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services performed by the independent auditors. Under these procedures, the Committee approves the type of services to be provided and the estimated fees related to those services. The Committee’s Charter also includes the duties of a nominating committee. The Board selects director nominees from persons approved and recommended by a majority of the members of the Audit Committee. Only nominees approved by a majority of the committee are recommended to the full Board. In selecting and approving director nominees, the independent directors consider, among other factors, the existing composition of the Board and the mix of Board members appropriate for the perceived needs of the Company. The Committee believes continuity in leadership and board tenure increase the Board’s ability to exercise meaningful board oversight. Because qualified incumbent directors provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the committee will generally consider as potential candidates those incumbent directors interested in standing for re-election who have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

The Committee also considers the following in selecting the proposed nominee slate:

•	at all times, at least a majority of directors must be “independent” in the opinion of the Board as determined in accordance with Nasdaq standards;

•	at all times at least three members of the Board must satisfy heightened standards of independence for Audit Committee members; and

•	at all times the Board should have at least one member who satisfies the criteria to be designated by the Board as an “audit committee financial expert.”

The Audit Committee met four (4) times in 2008.

Members of the Retirement Plans Committee are Daniel K. Frierson, Chairman, and Paul K. Frierson. The Retirement Plans Committee administers the Company’s retirement plans. The committee met two (2) times in 2008.

Members of the Compensation Committee are Lowry F. Kline, Chairman, Walter W. Hubbard, and John W. Murrey, III. The Compensation Committee administers the Company’s compensation plans, reviews and may establish the compensation of the Company’s officers, and makes recommendations to the Board of Directors concerning such compensation and related matters. The Committee acts pursuant to a written Charter adopted by the Board of Directors.

The Committee may request recommendations from the Company’s management concerning the types and levels of compensation to be paid to the Company’s executive officers. Additionally, the Committee is authorized to engage compensation consultants and may review and consider information and recommendations of compensation consultants otherwise engaged by the Company or the Board of Directors in connection with the assessment, review and structuring of compensation plans and compensation levels. For a description of the Committee actions with respect to Compensation of Executive Officers in 2008, see Compensation Discussion and Analysis—Compensation for 2008.

Annually, the Compensation Committee reviews the performance of the Chief Executive Officer against the Company’s goals and objectives as part of the process of determining his compensation level. The Committee will report to the Board on its performance review.

In addition to its responsibilities with respect to executive and director compensation, the Committee discharges the responsibilities with respect to corporate governance. In that capacity, the Committee develops, recommends for board approval, corporate governance guidelines.

The Compensation Committee met four (4) times in 2008.

Nominations for Director—Stockholder Recommendations

Generally, the Board will consider stockholder recommendations of proposed director nominees if such recommendations are serious and timely received. To be timely for next year’s annual meeting, recommendations must be received in writing at the principal executive offices of the Company no later than November 20, 2009. In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee’s name and qualifications and the reason for such recommendation;

•	the name and record address of the stockholder(s) proposing such nominee;

•	the number of shares of stock of the Company which are beneficially owned by such stockholder(s); and

•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company or any of its subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

Director Attendance

During 2008, no director attended fewer than 75% of the total number of meetings of the Board of Directors and any Committee of the Board of Directors on which he served. All directors are invited and encouraged to attend the annual meeting of shareholders. In general, all directors attend the annual meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. All six (6) incumbent directors attended the 2007 annual meeting of shareholders.

Director Compensation

Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $12,000 cash and $12,000 in value of Performance Units under the Directors Stock Plan. In addition to the annual retainer, directors who are not employees of the Company receive $1,500 for each Board meeting attended and $1,000 for each committee meeting attended ($1,500 for the Committee Chairman). Fees for attending telephonic meetings are one-half those for in-person meetings, such that each non-employee director receives $750 per telephonic board meeting and $500 per committee meeting ($750 for the Chairman of the Committee). For an additional discussion of Director Compensation, see the tabular information below under the heading, “Director Compensation.”

Executive Sessions of the Independent Directors

The Company’s independent directors meet in executive session at each regularly scheduled quarterly meeting of the Board, with the chair of the Compensation Committee serving as chair of such executive sessions.

Limit on Number of Board Memberships

While the Company recognizes that its Board members benefit from service on the board of other companies and such service is encouraged, the Board believes it is critical that directors be able to dedicate sufficient time to their service on the Company’s board. To that end, the Company’s directors shall serve on no more than three public company boards in addition to the Company’s board.

Directors Who Change Their Present Job Responsibility

Individual directors who retire or otherwise change significantly the principal position they held when they were elected to the Board must tender in writing an offer of resignation from the Board as of the date of retirement or change in position. The Board does not believe that a director in this circumstance should necessarily be required to leave the Board. There should, however, be an opportunity for the independent directors to review each situation based on the individual circumstances and needs of the Board and to make a recommendation to the Board as to whether the offer of resignation should be accepted.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, and regulations of the Securities and Exchange Commission (“SEC”) thereunder, require the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file initial reports of such ownership and monthly transaction reports covering any changes in such ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and persons owning more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based on its review of the copies of such reports received by it, the Company believes that, during fiscal year 2008, all filing requirements applicable to its executive officers, directors, and owners of more than 10% of the Company’s Common Stock were complied with.

Management Succession

At least annually, the Board reviews a succession plan, developed by management, addressing the policies and principles for selecting a successor to the CEO. The succession plan includes an assessment of the experience, performance and skills believed to be desirable for possible successors to the CEO.

Certain Transactions Between the Company and Directors and Officers

The Company’s Audit Committee has adopted written policies and procedures concerning the review, approval or ratification of all transactions required to be disclosed under the SEC’s Regulation S-K, Rule 404. These policies and procedures cover all related party transactions required to be disclosed under the SEC’s rules as well as all material conflict of interest transactions as defined by relevant state law and the rules and regulations of NASDAQ that are applicable to the Company, and require that all such transactions be identified by management and disclosed to the Company’s Audit Committee for review. If required and appropriate under the circumstances, the Audit Committee will consider such transactions for approval or ratification. Full disclosure of the material terms of any such transaction must be made to the Committee, including:

•	the parties to the transaction and their relationship to the Company, its directors and officers;

•	the terms of the transaction, including all proposed periodic payments; and

•	the direct or indirect interest of any related parties or any director, officer or associate in the transaction.

To be approved or ratified, the Committee must find any such transaction to be fair to the Company. Prior approval of such transactions must be obtained generally, if they are material to the Company. If such transactions are immaterial, such transactions may be ratified and prior approval is not required. Ordinary employment transactions may be ratified.

D. Kennedy Frierson, Jr., the son of Daniel K. Frierson, the Company’s Chief Executive Officer and Chairman of the Board, and the nephew of director Paul K. Frierson, is employed as President of Masland Residential and is a Vice President of the Company. Mr. Frierson received an annual base salary of $230,000 in 2008. No cash incentive award or restricted stock award was made to Mr. Frierson for results of 2008. Mr. Frierson will participate in the Company’s incentive compensation program established for 2009. Under the terms of the Plan for 2009, Mr. Frierson will have the opportunity to earn a Cash Incentive Award, a Long-Term Incentive Award, and Career Shares.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of four members, each of whom is an independent, non-employee director. The Audit Committee operates under a written Audit Committee Charter adopted and approved by the Board of Directors. The Charter is reviewed at least annually by the Committee. While the Committee has the responsibilities and powers set forth in its written charter, it is not the duty of the Committee to plan or conduct audits. This function is conducted by the Company’s management and its independent registered public accountants.

The Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 27, 2008 (the “Audited Financial Statements”). In addition, the Committee has discussed with Ernst & Young LLP the matters required by Statement on Auditing Standards No. 61.

The Committee also has received the written report, disclosure and the letter from Ernst & Young LLP required by PCAOB Rule 3526, “Communication with Audit Committees concerning Independence”, and the Committee has reviewed, evaluated, and discussed with that firm the written report and its independence from the Company. The Committee also has discussed with management of the Company and Ernst & Young LLP such other matters and received such assurances from them as the Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Committee has recommended to the Company’s Board of Directors the inclusion of the Company’s Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 27, 2008, to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

John W. Murrey, III, Chairman

J. Don Brock

Lowry F. Kline

Walter W. Hubbard

AUDIT COMMITTEE FINANCIAL EXPERT

The Board has determined that John W. Murrey, III is an audit committee financial expert as defined by Item 407(a)(i) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and is independent within the meaning of Rule 10A-3(b)(l) of the Securities Exchange Act of 1934 of the Securities Exchange Act of 1934. For a brief list of Mr. Murrey’s relevant experience, please refer to Mr. Murrey’s biographical information as set forth in the Election of Directors section of this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the board of directors sets compensation for the Company’s executive officers. Decisions made by the committee are reported to and reviewed by the board of directors. The Compensation Committee currently consists of three independent directors chosen annually by the board.

Compensation of the Company’s executive officers is competitive with compensation offered by other companies generally similar to the Company in size and lines of business. In determining what types and levels of compensation to offer, the Company reviews publicly available data and, from time to time, receives advice and information from professional compensation consultants.

The Elements of Executive Officer Compensation

Compensation for each of the Company’s executive officers consists generally of the following elements: base salary; annual cash incentives; stock plan awards; retirement plan benefits and other benefits. Compensation is intended to be competitive and in the median range of compensation for comparable companies. The Company’s compensation plans are structured so that a significant portion of each executive’s compensation may consist of equity awards designed to align the interests of the Company’s executive officers with the interests of the Company’s shareholders.

For 2008, each executive officer’s compensation consisted of base salary and the opportunity to earn both a cash incentive award and awards of restricted stock. Each executive officer also received customary retirement and other benefits. The Compensation Committee determined the range of potential cash and equity incentive awards that could be earned for each executive officer, as well as the performance criteria for determining the amount that could be earned, and the form in which any earned awards would be paid. Additionally, the Committee established individual performance goals for each executive officer; as described below, the Committee retained the discretion to reduce any awards otherwise earned, based on failure to meet such individual goals.

Base Salary. Base salary levels depend on a variety of factors, including qualifications and experience, duties and responsibilities, and the competitive market for executive talent.

Cash Incentive Awards. Potential cash incentive awards were designed to be a percentage of each executive’s base salary as of the beginning of the year. For executive officers whose responsibilities are primarily related to the operations of one or more business units, the cash incentive award component provided each participant with the opportunity to earn a cash payment ranging from 10% to 75% of such participant’s base salary with 70% of the award based on achievement of certain levels of earnings before interest and taxes from continuing operations (“EBIT”) for their business unit, 22.5% based on achievement of certain levels of EBIT by the Company’s other three business units, and 7.5% based on achievement of certain levels of EBIT by the Company.

For the Chief Executive Officer and all executive officers whose responsibilities are primarily related to corporate-level administration, the cash incentive award component provided each participant with the opportunity to earn a cash payment ranging from 10% to 75% of such participant’s base salary as of the beginning of the year with 70% of the award based on achievement of certain levels of EBIT by the Company’s business units and 30% based on the achievement of certain levels of EBIT by the Company.

The Committee retained the right to reduce the amount of any award by up to 30% of the amount otherwise earned based on the failure of a participant to achieve individual performance goals set by the Committee.

Although other possible measures of performance were considered, corporate and business unit EBIT was used as the primary measure of performance because the Committee believed that EBIT provided a highly relevant measure of performance that could be applied to each of the Company’s business units and to the Company as a whole.

For 2008, no cash incentive award was made to any Named Executive Officer.

Primary Long-Term Incentive Share Awards and Career Shares.

The 2008 Incentive Plan provided for two possible awards of restricted stock: Primary Long-Term Incentive Share Awards and Career Shares.

The Primary Long-Term Incentive Share Award was designed as a possible award of restricted shares to each executive officer, in value equal to 35% of the executive’s base salary as of the beginning of the year plus any cash incentive award paid for such year. Career Shares were designed as a possible award of restricted stock valued at 20% of each executive officer’s base salary as of the beginning of the year. If earned, the number of shares issued were to be based on the average of the high and low market price of the Company’s Common Stock on the date of grant of the award.

If awarded, primary Long-Term Incentive Share Awards vest pro rata over 3 years. Similarly, Career Share Awards would vest when the participant becomes (i) qualified to retire from the Company and (ii) has retained the Career Shares for 24 months following the grant date. Both types of awards are subject to accelerated vesting or forfeiture as described below.

Special Conditions

Grant of the Primary Long-Term Incentive Share and Career Share Awards was made contingent on the Company’s achieving a positive income from continuing operations. No award of Primary Long-Term Incentive Shares or Career Shares was made for 2008.

Retirement Plans and Other Benefits. The Company’s compensation for its executive officers also includes the opportunity to participate in two retirement plans, one qualified and one non-qualified for federal tax purposes, and certain health insurance, life insurance, relocation allowances, and other benefits. Such benefits are designed to be similar to the benefits available to other exempt, salaried associates of the Company, and to be comparable to and competitive with benefits offered by businesses with which the Company competes for executive talent.

Executive officers may elect to contribute a limited amount of their compensation to the qualified plan and make deferrals into the non-qualified plan (up to 90% of total compensation). Such officers may receive contributions from the Company into the two plans in an aggregate amount equal to up to 3% of their cash compensation. Participants may receive additional contributions from the Company based primarily on the Company’s return on equity.

Compensation for 2008. In setting compensation of the executive officers named in the accompanying compensation tables for 2008, the Committee considered publicly available information concerning competitive compensation levels and compensation trends, as well as general and industry-specific economic trends. The Committee also received recommendations from management concerning the levels and elements of compensation.

The Committee did not make any adjustment to the level of direct cash compensation offered to the Company’s executive officers named in the accompanying compensation tables for 2008. In reaching its decision, the Committee considered that the compensation of the Company’s executive officers remains at or near the median of such compensation for the Company’s competitors.

The tax effect of possible forms of compensation on the Company and on the executive officers may be a factor used by the Committee to determine types of compensation. Similarly, the accounting treatment accorded various types of compensation may be an important factor used to determine the form of compensation.

2007-2011 Incentive Compensation Plan. In March 2006, the Compensation Committee approved the 2007-2011 Incentive Compensation Plan, pursuant to which annual incentive compensation awards may be made to key executives (including the executive officers named in the accompanying compensation tables) of the Company based on results achieved by the Company. The material terms of the performance goals of the plan were approved by the Company’s shareholders at the 2006 Annual Meeting. Awards granted under the Plan may be treated as performance-based compensation under relevant Internal Revenue Code regulations and may allow the Company to take a federal income tax deduction for the related compensation expense if such awards are based on one or more of the approved performance goals.

The plan is administered by the Compensation Committee which will determine the type, range of potential awards and performance criteria for determining awards.

Both cash incentive awards and stock based incentive awards may be made under the plan. The annual performance goals will include one or more of the following criteria determined annually in the discretion of the Committee: minimum annual levels of profitability; corporate and/or business unit EBIT levels, total shareholder return, return on capital; return on equity; pre-tax earnings; after-tax earnings, earnings growth, operating income; operating profit; earnings per share and return on investment or working capital, any one or more of which criteria may be measured with respect to the Company or any one or more of its subsidiaries or business units.

At its March 2009 meeting, the Committee approved the Incentive Compensation Plan for 2009. The cash incentive award that may be earned under the plan can not exceed 75% of the participant’s base salary, and will be awarded for 2009, at the discretion of the Compensation Committee. Factors upon which the potential award of Career Shares and Long Term Incentive Plan shares will be based will be established by the Committee before the end of the first quarter of 2009.

Termination Benefits. As discussed above under Special Conditions to Awards, the Company’s restricted stock awards provide for acceleration of vesting of awards under certain circumstances upon termination of the participants.

Upon retirement of the Participant, all Long-Term Incentive Plan and Career Share restricted stock awards made under the 2006 incentive compensation plan vest to the extent such awards have been expensed in the Company’s financial statements. As of year end, Messers Frierson, Harmon, and Polley were eligible for retirement in accordance with the terms of the restricted stock awards. If such persons had retired at year end, the number of shares subject to such awards that would have vested and the value of such shares would have been: Frierson – 19,013 shares ($29,280); Harmon – 8,049 shares ($12,395), and Polley – 8,682 shares ($13,370). For purposes of valuing the foregoing awards, the Company used the year-end market value of the Company’s Common Stock of $1.54/share. Vesting of the restricted stock award made in 2006 to Mr. Frierson of 119,873 shares of Class B Common Stock and 5,127 shares of Common Stock is contingent, in all events other than a change-in-control, on meeting the market condition of the award prior to June 6, 2011.

No termination benefit was paid to or accrued for any executive officer named in the accompanying tables in the fiscal year ended December 27, 2008.

Extended Term for Certain Stock Options

On December 12, 2008, the Compensation Committee extended the term of certain options granted in 2004 and 2005 under the Company’s 2000 Stock Incentive Plan, so that the affected options would be exercisable for a term equal to ten years from the date of initial grant. All such options had exercise prices that were substantially in excess of the market price for the Common Stock underlying the options as of the date of the Committee’s action, and had been initially granted with exercise terms shorter than the ten-year period permitted under the Plan. The Committee took this action in recognition of the fact that no equity awards would be made for 2008 under the Company’s Incentive Compensation Plan, and in order to permit the modified options to serve as a continuing incentive for the affected option holders. As a consequence, the Company recognized additional compensation expense with respect to such affected options in an amount equal to the incremental fair value of the awards, as of the date of modification of the options, determined in accordance with FAS 123R. The additional compensation expense recognized with respect to each executive officer named in the accompanying tables holding options affected by the Committee action, is as follows: Daniel K. Frierson – $7,190; Gary A. Harmon – $2,004; Kenneth L. Dempsey – $2,525; Craig S. Lapeere – $1,290; and David E. Polley – $2,085. The additional compensation expense recognized with respect to each non-employee director named in the accompanying tables holding options affected by the Committee action is as follows: J. Don Brock – $210; Lowry F. Kline – $210; and John W. Murrey, III – $210.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, set forth above, with management.

Based on our review and the discussions we held with management, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Materials.

Respectfully submitted,

Lowry F. Kline, Chairman

John W. Murrey, III

Walter W. Hubbard

EXECUTIVE COMPENSATION INFORMATION

The following table sets forth information as to all compensation earned during the fiscal years ended December 30, 2006 and December 29, 2007, and December 27, 2008 to (i) the Company’s Chief Executive Officer; (ii) the Company’s Chief Financial Officer; and (iii) the four other most highly compensated executive officers who were serving as executive officers at the end of December 27, 2008 (the “Named Executive Officers”). For a more complete discussion of the elements of executive compensation, this information should be read in conjunction with the other tabular information presented in the balance of this section.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)(1)	Bonus ($) (d)(2)	Stock Awards ($) (e)(3)	Option Awards ($) (f)(4)	Non-Equity Incentive Plan Compensation ($) (g)(5)	Nonqualified Compensation Earnings ($) (h)(6)	All Other Compensation ($) (i)(7)	Total (j)
Daniel K. Frierson, Chief Executive Officer	2008	$560,000	$—	$449,303	$7,190	$—	$—	$34,065	$1,050,558
	2007	560,000	—	454,605	5,846	66,600	—	24,606	1,111,657
	2006	540,000	—	270,964	10,991	—	94,868	37,210	954,033

Gary A. Harmon, Chief Financial Officer	2008	235,000	—	93,641	2,004	—	—	10,096	340,741
	2007	235,000	—	65,669	2,963	27,900	29,003	9,249	369,784
	2006	228,334	—	27,147	4,740	—	71,363	9,071	340,655

Paul B. Comiskey, Vice-President, President Dixie Home	2008	250,000	—	93,767	—	—	—	12,255	356,022
	2007	250,000	66,300	55,120	—	8,700	—	6,784	386,904
	2006	21,780	—	4,240	—	—	—	177	26,197

Kenneth L. Dempsey, Vice-President, President Masland Contract	2008 2007 2006	255,000 255,000 246,667	— — —	66,309 77,036 51,615	2,525 2,963 4,740	— 28,500 —	— — 14,748	10,943 10,128 9,909	334,777 373,627 327,679

Craig S. Lapeere, Vice-President, President Fabrica International	2008 2007 2006	270,000 270,000 270,000	— — —	119,382 47,152 —	1,290 1,187 3,560	— 145,000 55,000	— — 31,180	15,006 12,228 10,485	405,678 475,567 370,225

David E. Polley Vice-President, Marketing	2008 2007 2006	255,000 255,000 246,667	— — —	100,538 67,046 25,837	2,085 11,234 12,540	— 29,700 —	— — 29,607	10,410 9,754 9,529	368,033 372,734 324,180

[1].	Includes all amounts deferred at the election of the Named Executive Officer.
2.	Mr. Comiskey received a cash bonus in the amount of $66,300 intended to compensate him for the approximate amount foregone by Mr. Comiskey when he agreed to become employed by the Company.
3.

Amounts reflect aggregate compensation cost recognized by the Company for the year presented for outstanding stock awards to the Named Executive Officers determined in accordance with FAS 123R. For 2006, such amounts reflect compensation cost recognized related to awards granted in 2005 and 2006. For 2007, such amounts reflect aggregate compensation cost recognized related to awards granted in 2005, 2006 and 2007. For 2008, such amounts reflect aggregate compensation cost recognized related to awards granted in 2005, 2006, 2007 and 2008.

4.

Amounts reflect the aggregate compensation cost recognized by the Company for the year presented for outstanding option awards to the Named Executive Officers determined in accordance with FAS 123R. For

2008, the cost presented represents the aggregate incremental fair value of option awards recognized as a result of extension of the term of such awards. No option awards were made to the Named Executive Officers in 2006, 2007, or 2008.

5.

For 2006, includes cash incentives earned based on results for 2006, but paid in 2007; for 2007, includes cash incentives earned based on results for 2007, but paid in 2008. No cash incentive was earned for 2008.

6.

Amounts presented represent above-market earnings on compensation deferred on a basis that is not tax qualified in the Company’s nonqualified deferred compensation plans. For purposes of this table, “above-market” earnings is the portion of actual earnings that exceeds 120% of the applicable federal long-term rate, with compounding as prescribed under relevant sections of the Internal Revenue Code. The Named Executive Officers did not participate in any defined benefit or actuarial pension plans for the periods presented.

7.	The following is a summary and quantification of all amounts included in column (i):

All Other Compensation

Name (a)	Year (b)	Registrant Contributions to Defined Contribution Plans ($) (c)	Insurance Premiums ($) (d)	Other ($) (f)(1)	Total Perquisites and other Benefits ($) (g)(2)
Daniel K. Frierson	2008 2007 2006	$18,798 16,800 16,200	$2,925 2,884 2,884	$12,342 4,922 18,126	$34,065 24,606 37,210

Gary A. Harmon	2008 2007 2006	7,887 7,050 6,850	2,209 2,199 2,221	— — —	10,096 9,249 9,071

Paul B. Comiskey	2008 2007 2006	9,750 4,375 —	2,505 2,409 177	— — —	12,255 6,784 177

Kenneth L. Dempsey	2008 2007 2006	8,505 7,650 7,400	2,438 2,478 2,509	— — —	10,943 10,128 9,909

Craig S. Lapeere	2008 2007 2006	12,450 9,750 8,100	2,556 2,478 2,385	— — —	15,006 12,228 10,485

David E. Polley	2008 2007 2006	8,541 7,650 7,400	1,869 2,104 2,129	— — —	10,410 9,754 9,529

1.	The amount presented is the incremental cost to the Company of personal use of Company aircraft by Mr. Frierson.
2.	No Named Executive Officer received any tax reimbursement, discounted securities purchases, or payment or accrual on termination plans for the period presented.

The following table presents information concerning all grants of plan-based awards to the Named Executive Officers in 2008. No non-equity incentive plan awards were earned for 2008 by the Named Executive Officers.

Grants of Plan-Based Awards

Name (a)	Grant Date (b)	Estimated Future Payouts under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards (g)(1)(2)
		Threshold (c)	Target (d)	Maximum (f)
Daniel K. Frierson	02/28/08	N/A	37,799	N/A	$336,033
	12/12/08	N/A	N/A	N/A	7,190
Gary A. Harmon	02/28/08	N/A	15,860	N/A	140,995
	12/12/08	N/A	N/A	N/A	2,004
Paul B. Comiskey	02/28/08	N/A	16,034	N/A	142,542
	12/12/08	N/A	N/A	N/A	—
Kenneth L. Dempsey	02/28/08	N/A	17,139	N/A	152,366
	12/12/08	N/A	N/A	N/A	2,525
Craig S. Lapeere	02/28/08	N/A	22,732	N/A	202,087
	12/12/08	N/A	N/A	N/A	1,290
David E. Polley	02/28/08	N/A	17,187	N/A	152,792
	12/12/08	N/A	N/A	N/A	2,085

1.	The amount set forth in the table reflects the grant date fair value of the award determined in accordance with FAS 123R, with respect to the awards granted February 28, 2008.

All awards of restricted stock made to the Named Executive Officers under the 2007 Incentive Compensation Plan were granted in 2008, in accordance with the terms of the plan. Such awards are as follows:

Name	Long-Term Incentive Award Shares	Career Shares	Total Shares
Daniel K. Frierson*	25,021	12,778	37,799
Gary A. Harmon	10,498	5,362	15,860
Paul B. Comiskey	10,330	5,704	16,034
Kenneth L. Dempsey	11,321	5,818	17,139
Craig S. Lapeere	16,572	6,160	22,732
David E. Polley	11,369	5,818	17,187

*	Pursuant to Mr. Frierson’s election, 37,327 shares of the total of his awards were granted as shares of Class B Common Stock.

2.

The Compensation Committee’s action extending the terms of the affected options occurred on December 12, 2008. The options affected were initially granted as follows: August 5, 2004—exercise price of $11.85; December 6, 2004—exercise price $15.98; and May 6, 2005—exercise price $15.52. The amount set forth in the table includes the incremental fair value, determined in accordance with FAS 123R, with respect to the options whose were extended as of December 12, 2008, such that the affected options are exercisable for a term equal to 10 years from the initial date of grant. Amounts presented reflect the incremental fair value of all modified options and are aggregated for each named executive officer.

The following table sets forth information concerning outstanding equity awards for each of the Named Executive Officers at fiscal year-end.

Outstanding Equity Awards at Fiscal Year-End

Name (a)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)(1)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(2)	Market Value of Shares or Units of Stock Held that Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested (#) (i)(3)	Equity Incentive Plan Awards: Market of Payout Value or Unearned Shares, Units or Other Rights that have not vested ($) (j)(4)
	Exercisable (b) (#)	Unexercisable (c) (#)
Daniel K. Frierson	—	—	—	$—	—	—	$—	37,799	$58,210
	—	—	—	—	—	125,000	192,500	12,712	19,576
	44,287	—	—	6.96	5/02/12	—	—	—	—
	5,000	—	—	4.78	8/12/12	—	—	—	—
	50,000	—	—	11.85	8/05/14	—	—	—	—
	31,290	—	—	15.98	12/06/14	—	—	—	—
	60,000	—	—	13.51	12/20/15	—	—	—	—

Gary A. Harmon	—	—	—	—	—	—	—	15,860	24,424
	—	—	—	—	—	—	—	—	—
	10,000	—	—	4.78	8/12/12	—	—	5,466	8,418
	15,000	—	—	11.85	8/05/14	—	—	—	—
	1,690	—	—	15.98	12/06/14	—	—	—	—
	5,510	—	—	15.98	12/06/14	—	—	—	—
	15,000	—	—	13.51	12/20/15	—	—	—	—

Paul B. Comiskey	—	—	—	—	—	12,000	18,480	16,034	24,692

Kenneth L. Dempsey	—	—	—	—	—	—	—	17,139	26,394
	—	—	—	—	—	—	—	7,602	11,707
	13,917	—	—	6.96	5/02/12	—	—	—	—
	2,500	—	—	4.78	8/12/12	—	—	—	—
	15,000	—	—	11.85	8/05/14	—	—	—	—
	5,510	—	—	15.98	12/06/14	—	—	—	—
	9,130	—	—	15.98	12/06/14	—	—	—	—
	20,000	—	—	13.51	12/20/15	—	—	—	—

Craig S. Lapeere	—	—	—	—	—	—	—	22,732	35,007
	—	—	—	—	—	—	—	—	—
	1,250	—	—	6.96	5/02/12	—	—	9,903	15,251
	5,713	—	—	15.98	12/06/14	—	—	—	—
	1,287	—	—	15.98	12/06/14	—	—	—	—
	10,000	—	—	15.52	5/06/15	—	—	—	—
	15,000	—	—	17.33	9/07/15	—	—	—	—
	20,000	—	—	13.51	12/20/15	—	—	—	—

David E. Polley	—	—	—	—	—	—	—	17,187	26,468
	—	—	—	—	—	—	—	5,847	9,004
	30,000	—	—	4.20	11/20/12	—	—	—	—
	15,000	—	—	11.85	08/05/14	—	—	—	—
	8,350	—	—	15.98	12/06/14	—	—	—	—
	20,000	—	—	13.51	12/20/15	—	—	—	—

1.

The expiration date of options expiring on August 5, 2009, December 6, 2010 and May 6, 2011 was extended to August 5, 2014, December 6, 2014 and May 6, 2015 by action of the Compensation Committee on December 12, 2008. The incremental fair value of such options, computed in accordance with FAS 123R, is disclosed in the table, Grants of Plan-Based Awards.

2.	125,000 shares of restricted stock were awarded to the Chief Executive Officer on June 6, 2006, under the Company’s 2006 Incentive Stock Plan. Such award consisted of 119,873 shares of Class B Common Stock and 5,127 shares of Common Stock. Vesting of the Award is subject to both a service and a market condition. Pursuant to the terms of the award, Mr. Frierson has the right to any dividends declared and paid on such shares and the right to vote such shares from the date of grant. Mr. Comisky’s award was granted to him as an inducement for his employment by the Company.
3.	Awards of 20,976, 9,020, 9,649, 12,796 and 9,649 shares of restricted stock, respectively, for Messrs. Frierson, Harmon, Dempsey, Lapeere, and Polley were made under the 2006 Incentive Compensation Plan. Such awards were based on results for 2006, and granted in March, 2007.
4.	The market value of the restricted stock set forth in the table has been calculated by multiplying the closing price of the Company’s Common Stock at year-end ($1.54/share) by the number of shares of unvested restricted stock subject to the award.

The following table sets forth information as to all option exercises and stock vested for the Named Executive Officers for the fiscal year ended December 27, 2008.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(1)
Daniel K. Frierson	—	—	16,254	$144,498
Gary A. Harmon	—	—	5,074	45,108
Paul B. Comiskey	—	—	4,000	12,320
Kenneth L. Dempsey	—	—	4,937	43,890
Craig S. Lapeere	—	—	2,893	25,719
David E. Polley	—	—	5,249	46,664

1.	The value realized is calculated as the closing price on the relevant vesting date times the number of vested shares.

The following table sets forth information concerning the Company’s Non-Qualified Defined Contribution Plan for each of the Named Executive Officers for the fiscal year ended December 27, 2008. The Company does not maintain any other non-tax qualified deferred compensation plans. There were no withdrawals or distributions by or to the Named Executive Officers in the fiscal year ended 2008.

Nonqualified Deferred Compensation

Name (a)	Executive Contribution in Last FY ($) (b)(1)(2)	Registrant Contribution in Last FY ($) (c)(1)(2)	Aggregate Earnings in Last FY ($) (d)(1)(2)(3)	Aggregate Balance at Last FYE ($) (f)
Daniel K. Frierson	$31,330	$13,173	$(431,904)	$656,878
Gary A. Harmon	105,160	2,262	(272,621)	1,071,225
Paul B. Comiskey	—	4,125	(283)	4,727
Kenneth L. Dempsey	—	2,880	(42,789)	130,246
Craig S. Lapeere	41,500	6,825	(137,086)	237,916
David E. Polley	78,600	2,916	(34,995)	901,483

1.

Participants in the non-qualified plan may make deferrals into that plan (up to 90% of total compensation), and also may receive contributions from the Company equal to (up to 3%) of their compensation, and may receive contributions from the Company equal to a percentage of their compensation, based primarily on the Company’s return on equity.

2.

All amounts deferred by the executive are included in the Salary Column of the Summary Compensation Table appearing elsewhere in this Proxy Statement. Amounts contributed by the Company are included in the All Other Compensation column of the table. Earnings on the Company’s Non-Qualified Deferred Compensation Plan are included in the Nonqualified Compensation Earnings column of the table, but only to the extent that such earnings represent “above market earnings.” See Note 5 to the Summary Compensation Table for a description of such earnings.

3.	Monies deferred are invested at the direction of participants among a selection of investment vehicles offered by the Plan. Earnings presented represent actual earnings on such investments.

Set forth below is a table presenting compensation information with respect to all non-employee directors of the Company. Compensation information for the Company’s Chief Executive Officer, Daniel K. Frierson, is reported in the Summary Compensation Table appearing elsewhere in this Proxy Statement.

DIRECTOR COMPENSATION

Name (a)	Fees earned or paid in cash ($) (b)(1)	Stock Awards ($) (c)(2)	Option Awards ($) (d)(3)	All Other Compensation ($) (e)(4)	Total ($)
J. Don Brock	$24,000	$12,000	$3,605	$—	$39,605
Paul K. Frierson	25,000	12,000	—	6,368	43,368
Walter W. Hubbard	26,000	12,000	—	—	38,000
Lowry F. Kline	29,250	12,000	210	—	41,460
John W. Murrey, III	28,000	12,000	3,605	—	43,605

1.

Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $12,000 in cash and $12,000 in value of Performance Units under the Directors Stock Plan. In addition to the annual retainer, directors who are not employees of the Company received $1,500 for each Board meeting attended and $1,000 for each committee meeting attended ($1,500 for the Committee Chairman). Fees for attending telephonic meetings are one-half those for in-person meetings, such that each non-employee director receives $750 per telephonic board meeting and $500 per committee meeting ($750 for Chairman of the Committee). Additionally, directors receive reimbursement of the expenses they incur in attending all board and committee meetings.

2.

The value presented is the dollar amount recognized in the Company’s financial statements for all outstanding Stock Awards. The grant date fair value of performance units determined pursuant to FAS 123R awarded to each non-employee director under the Directors Stock Plan in 2008 was $12,000.

3.	The value presented is the dollar amount recognized in the Company’s financial statements, pursuant to FAS 123R, for all outstanding option awards.
4.

Mr. Paul K. Frierson is a 50% shareholder in a Company which receives commissions from the Company for the sale of yarn, pursuant to an arrangement that has been approved by the Board. The amount presented in the table represents Mr. Frierson’s share of such commissions.

At fiscal year end, each non-employee director held the following outstanding equity awards:

		Stock Options(2)
Name (a)	Performance Units (#) (b)(1)	Number of Securities Underlying Options (c)	Option Exercise Price (d)	Option Expiration Date (e)
J. Don Brock	18,058	2,500 3,000 4,000	$12.18 15.98 13.51	02/19/14 12/06/14 12/20/15

Paul K. Frierson	3,900	4,000	13.51	12/20/15

Walter W. Hubbard	3,748	8,000	13.51	12/20/15

Lowry F. Kline	5,048	10,000 3,000 4,000	12.63 15.98 13.51	05/06/14 12/06/14 12/20/15

John W. Murrey, III	18,058	2,500 3,000 4,000	12.18 15.98 13.51	02/19/14 12/06/14 12/20/15

(1)

The performance units represent an equal number of shares of the Company’s common stock. At year-end, the aggregate value of such stock was $75,170, determined by multiplying the number of performance units by the year-end per share market value of the Company’s Common Stock ($1.54/share).

(2)	All such options are presently exercisable.

SHAREHOLDER PROPOSALS

FOR INCLUSION IN NEXT YEAR’S PROXY STATEMENT

In the event any shareholder wishes to present a proposal at the 2010 Annual Meeting of Shareholders, such proposal must be received by the Company on or before November 20, 2009, to be considered for inclusion in the Company’s proxy materials. All shareholder proposals should be addressed to the Company at its principal executive offices, Attention: Corporate Secretary, and must comply with the rules and regulations of the Securities and Exchange Commission.

OTHER SHAREHOLDER PROPOSALS

FOR PRESENTATION AT NEXT YEAR’S ANNUAL MEETING

Management will vote proxies in its discretion with respect to any matter not included in next year’s proxy statement and presented directly at the 2010 Annual Meeting if we have either: (a) advised shareowners in the 2010 proxy statement about the nature of the matter and how we intend to vote on such matter; or (b) not received notice of the proposal prior to the close of business on January 26, 2010. Notices of intention to present proposals at the 2010 Annual Meeting should be addressed to the Company at its principal executive offices, Attention: Corporate Secretary.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of the Secretary at the Company’s corporate headquarters, 104 Nowlin Lane, Suite 101, Chattanooga, TN 37421.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2009

The firm of Ernst & Young LLP served as independent registered public accountants for the Company for fiscal 2008. Subject to ratification of its decision by the Company’s shareholders, the Company’s Audit Committee has selected the firm of Ernst & Young LLP to serve as its independent registered public accountants for its 2009 fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions from shareholders.

The Board of Directors recommends that you vote in favor of Proposal Two. In the event that the Company’s shareholders do not ratify the selection of Ernst & Young LLP as independent registered public accountants for fiscal 2009, the board of Directors will consider other alternatives, including appointment of another firm to serve as independent registered public accountants for fiscal 2009.

AUDIT FEES DISCUSSION

The following table sets forth the fees paid to Ernst & Young LLP for services provided during fiscal years 2007 and 2008:

	2008	2007
Audit Fees(1)	$755,000	$781,835
Consultation re: Customs and VAT Tax Issues	—	26,000

Total:	$755,000	$807,835

(1)

Represents fees for professional services provided in connection with the audit of the Company’s annual financial statements, audit of management’s assessment of internal controls over financial reporting, audit of the effectiveness of internal controls over financial reporting, review of the Company’s quarterly financial statements, review of other SEC filings and technical accounting issues.

It is the policy of the Audit Committee to pre-approve all services provided by its independent registered public accountants. In addition, the Audit Committee has granted the Chairman of the Audit Committee the power to pre-approve any services that the Committee, as a whole, could approve. None of the of the fiscal 2007 or fiscal 2008 fees were approved by the Audit Committee pursuant to the de minimis exception of Rule 2-01(c)(7)(i)(C).

ADDITIONAL INFORMATION

The entire cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company’s directors, officers, and other employees by personal interview, telephone, and telegram. The persons making such solicitations will receive no additional compensation for such services. The Company also requests that brokerage houses and other custodians, nominees, and fiduciaries forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and will pay such brokers and other fiduciaries all of their reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

As of the date of this Proxy Material, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to herein. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in accordance with their best judgment.

The Dixie Group, Inc.

Daniel K. Frierson

Chairman of the Board

Dated: March 10, 2009

PROXY

THE DIXIE GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

April 28, 2009

The undersigned hereby appoints Daniel K. Frierson, John W. Murrey, III, and J. Don Brock, and each of them, proxies, with full power of substitution, to act and to vote the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Marriott Grand Hotel, Point Clear, Alabama, at 8:00 A.M., Central Time, on April 28, 2009, and any adjournment or adjournments thereof, as follows:

(See reverse side)

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID SELF-ADDRESSED ENVELOPE. THANK YOU.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 FOR THE ELECTION OF ALL OF THE BOARD OF DIRECTORS’ NOMINEES AND FOR PROPOSAL 2 FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2009. THE BOARD IS NOT AWARE OF ANY OTHER MATTER TO BE BROUGHT BEFORE THE ANNUAL MEETING FOR A VOTE OF SHAREHOLDERS. IF, HOWEVER, OTHER MATTERS ARE PROPERLY PRESENTED, THE PROXIES WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS.

1. Election of Directors:	☐ FOR all nominees	☐ WITHHOLD AUTHORITY
	(Except as indicated in the space provided below)	to vote for all nominees listed below

J. Don Brock; Daniel K. Frierson; Paul K. Frierson; Walter W. Hubbard;

Lowry F. Kline; John W. Murrey, III.

(Instruction: To withhold authority to vote for any individual,

write that nominee’s name in the space provided below.)

2.	Ratification of Appointment of the firm of Ernst & Young LLP to serve as independent registered public accountants of the Company for 2009.

☐     FOR                                                     ☐     AGAINST

3.	Acting upon any other business which may be properly brought before said meeting or any adjournment or adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Materials and Annual Report to Shareholders furnished therewith.

SIGNATURE(S):                                                                               DATE:                         , 2009

NOTE: Signature should agree with name on stock certificate as printed thereon. When signing in a representative capacity, please give your full title.